   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 21, 1998
                                                      REGISTRATION NO. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                       ARMSTRONG WORLD INDUSTRIES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                ---------------

                PENNSYLVANIA                                 23-0366390
       (STATE OR OTHER JURISDICTION OF                    (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)                   IDENTIFICATION NUMBER)

                                ---------------
                            313 WEST LIBERTY STREET
                         LANCASTER, PENNSYLVANIA 17603
                                (717) 397-0611
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------
                             DEBORAH K. OWEN, ESQ.
             SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                            313 WEST LIBERTY STREET
                         LANCASTER, PENNSYLVANIA 17603
                                (717) 396-3586
           (NAME, ADDRESS INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                ---------------
                                  COPIES TO:
                           ROBERT E. KING, JR., ESQ.
                           BONNIE A. BARSAMIAN, ESQ.
                              ROGERS & WELLS LLP
                                200 PARK AVENUE
                           NEW YORK, NEW YORK 10166
                                (212) 878-8000

                                ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] No. 333-6333 (and No. 33-38837 which was combined with No. 333-6333 pursuant to Rule 429 under the Securities Act).
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                ---------------
                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                       PROPOSED MAXIMUM
                           AMOUNT TO  PROPOSED MAXIMUM    AGGREGATE
 TITLE OF SECURITIES TO       BE       OFFERING PRICE      OFFERING         AMOUNT OF
     BE REGISTERED        REGISTERED     PER UNIT(1)       PRICE(2)     REGISTRATION FEE(3)
-------------------------------------------------------------------------------------------
Common Stock, $1.00 par
 value (4) .............  $30,000,000                    $30,000,000          $8,850
Preferred Stock Purchase
 Rights (4) ............
Class A Preferred Stock,
 no par value (4) ......
Depositary Shares (4) ..
Debt Securities (4)(5)..

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) The proposed maximum offering price per unit is not specified as to each class of securities registered pursuant to General Instruction II.D. of Form S-3.
(2)  Estimated solely for the purpose of calculating the registration fee.
(3) Calculated pursuant to Rule 457(o) of the rules and regulations promulgated under the Securities Act of 1933, as amended.
(4) Also includes such indeterminate number of shares of Preferred Stock and Common Stock as may be issued upon conversion of or exchange for any Debt Securities or Preferred Stock that provides for conversion or exchange into other securities.
(5) Or, if any Debt Securities are issued at an original issue discount, such greater amount as shall result in the aggregate public purchase price for all Debt Securities of $30,000,000 or the equivalent thereof in foreign denominated currencies or composite currencies.
                                ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION
STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  The information in the Registration Statements on Form S-3 filed by Armstrong World Industries, Inc. with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act") on June 19, 1996 (Registration No. 333-6333) and March 24, 1988 (Registration No. 33-38837 which was combined with No. 333-6333 pursuant to Rule 429 under the Act), are incorporated into this Registration Statement by reference.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF LANCASTER, STATE OF PENNSYLVANIA ON OCTOBER 21, 1998.

                                          ARMSTRONG WORLD INDUSTRIES, INC.

                                               /s/ George A. Lorch
                                          By-----------------------------------
                                            NAME: GEORGE A. LORCH
                                            OFFICE: CHAIRMAN OF THE BOARD OF
                                                 DIRECTORS AND CHIEF EXECUTIVE
                                                 OFFICER

  KNOW ALL MEN BY THESE PRESENTS, that we the undersigned officers and directors of Armstrong World Industries, Inc. hereby severally constitute George A. Lorch, Frank A. Riddick, III and Deborah K. Owen, Esq. and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement filed herewith and any and all amendments to said Registration Statement (including without limitation any amendments filed pursuant to Section 462(b) of the Securities Act of 1933), and generally to do all such things in our names and in our capacities as officers and directors to enable Armstrong World Industries, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signature as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURES                        TITLE                 DATE

         /s/ George A. Lorch           Chairman of the           October 21,
-------------------------------------   Board of Directors           1998
           GEORGE A. LORCH              and Chief Executive
                                        Officer

      /s/ Frank A. Riddick, III        Senior Vice               October 21,
-------------------------------------   President, Finance           1998
        FRANK A. RIDDICK, III           and Chief Financial
                                        Officer (Principal
                                        Financial Officer)

         /s/ Edward R. Case            Vice President and        October 21,
-------------------------------------   Controller                   1998
           EDWARD R. CASE               (Principal
                                        Accounting Officer)

          /s/ John A. Krol             Director                  October 21,
-------------------------------------                                1998
            JOHN A. KROL

        /s/ David W. Raisbeck           Director                 October 21,
-------------------------------------                                1998
          DAVID W. RAISBECK

         /s/ David M. Levan             Director                 October 21,
-------------------------------------                                1998
           DAVID M. LEVAN

         /s/ James E. Marley            Director                 October 21,
-------------------------------------                                1998
           JAMES E. MARLEY

         /s/ Jerre L. Stead             Director                 October 21,
-------------------------------------                                1998
           JERRE L. STEAD

        /s/ H. Jesse Arnelle            Director                 October 21,
-------------------------------------                                1998
          H. JESSE ARNELLE

         /s/ Donald C. Clark            Director                 October 21,
-------------------------------------                                1998
           DONALD C. CLARK

                                        Director                 October   ,
-------------------------------------                                1998
         JUDITH R. HABERKORN

         /s/ Van C. Campbell            Director                 October 21,
-------------------------------------                                1998
           VAN C. CAMPBELL

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                                 EXHIBIT
 -------                                -------
         Opinion of Rogers & Wells LLP as to legality of the securities
  5.1    registered hereby.
  5.2    Opinion of David D. Wilson, Assistant Secretary and Associate General
         Counsel, as to legality of securities registered hereby.
 15.1    Awareness letter of KPMG Peat Marwick LLP
 23.1    Consent of KPMG Peat Marwick LLP
 23.2    Consent of Arthur Andersen LLP